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                                                                    EXHIBIT 10.3


                       GRANT OF NONQUALIFIED STOCK OPTION
                                   (EMPLOYEE)


To: Christopher Trunkey ("OPTIONEE")

From:  Kings Road Entertainment, Inc.

         As you probably know, Kings Road Entertainment, Inc. (our "COMPANY") has adopted a 1998 Stock Option Plan (the "PLAN") under which the Company can grant options to purchase shares of Company's Common Stock (the "COMMON STOCK"). We are pleased to inform you that our Board of Directors (the "BOARD") has decided to grant you an option under the Plan (your "OPTION").

         Your Option will be governed by the Plan, the attached Standard Terms and Conditions (the "TERMS") and the following specific provisions (which are subject to adjustment under the Plan and the Terms):

         The "DATE OF GRANT" for your Option for vesting purposes is: July 15, 1998.

         The "EXPIRATION DATE" of your Option is: May 11, 2003.

         The "NUMBER OF SHARES" covered by your Option is: 34,000.

         The "EXERCISE PRICE" per share for your Option is: $1 7/32

         VESTING. Your Option cannot be exercised before May 11, 1999. At any time on or after May 11, 1999, but before May 11, 2000, the maximum number of shares you may purchase or have purchased under this Option is fifty percent (50%) of the Number of Shares; on or after May 11, 2000, you may purchase or have purchased all of the Number of Shares. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan).



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         Please review the Plan and the Terms carefully, as they control your rights under your Option. Then sign and return (and if you are married, have your spouse sign) one copy of this letter.

         We appreciate your continuing efforts on behalf of the Company.

                                             Very truly yours,
                                             Kings Road Entertainment, Inc.

                                             /s/ Kenneth I. Aguado
                                             -----------------------------------
                                             By: Kenneth I. Aguado
                                             Its: Chief Executive Officer


I hereby accept this Option and have reviewed the Plan and the Terms.


                                             /s/ Christopher M. Trunkey
                                             -----------------------------------
                                             "Optionee"

I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.


                                             Optionee's Spouse



                                             /s/ Kelly Trunkey
                                             -----------------------------------

                                             Name: Kelly Trunkey

THE OPTION AND ANY SHARES ISSUABLE UNDER IT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NO REGULATORY AGENCY HAS PASSED ON THE FAIRNESS OF THE ISSUANCE OF THESE SECURITIES.



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                          STANDARD TERMS AND CONDITIONS

These Standard Terms and Conditions are attached to a letter (the "OPTION LETTER") from Kings Road Entertainment, Inc. granting an Option to you, and are intended to govern that Option. All capitalized terms not specifically defined in these Standard Terms and Conditions have the meanings set forth in the Option Letter or in the Company's 1998 Stock Option Plan.

        1. OPTION. You may exercise the Option to buy all or any part of any Number of Shares of Common Stock which are then exercisable at the Exercise Price per share until the Expiration Date. This Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

        2. MANNER OF EXERCISE. This Option may be exercised only (i) during your lifetime, by you; (ii) to the extent permitted by the Committee, by your spouse if your spouse obtained the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder ("QUALIFIED DOMESTIC RELATIONS ORDER"); and (iii) after your death, by your transferees by will or the laws of descent or distribution. To exercise this Option, you must provide the Company with (a) a written notice of exercise, specifying the number of shares to be purchased and (b) the full purchase price of the shares to be purchased solely (i) in cash or by check payable to the order of the Company or (ii) by delivery of shares of Common Stock of the Company previously purchased on the open market or acquired more than six months previously through exercise of a stock option, and in your possession, valued at fair market value. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred
(100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

        3. FAIR MARKET VALUE OF COMMON STOCK. The fair market value of a share of Common Stock shall be determined for purposes of this Option by reference to the closing price on the principal stock exchange on which such shares are then listed or, if the shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

        4. TERMINATION OF SERVICE; DEATH OR PERMANENT DISABILITY. The Expiration Date is the earlier of (i) the date set out in the Option Letter or (ii) the expiration of a period following the time you cease (whether voluntarily or involuntarily) to be an employee of the Company or its subsidiaries, which period will be (a) three (3) months if you ceased to be an employee for any reason other than your death or "permanent disability" (within the meaning of Section 22(e)(3) of the Code), or (b) twelve (12) months if you die or becomes "permanently disabled" while you are an employee of the Company or one of its subsidiaries. Any options not exercisable on the date that you cease to be an employee (whether voluntarily or involuntarily) will be



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of no further force or effect. After the Expiration Date, the Option will expire and be void and of no further force or effect.

        5. SHARES TO BE ISSUED IN COMPLIANCE WITH APPLICABLE LAWS AND EXCHANGE RULES. By accepting the Option, you represent and agree, for yourself and any person entitled to exercise this Option, that none of the shares purchased on exercise of the Option will be acquired with a view to any sale, transfer or distribution in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, any applicable state "blue sky" laws or any applicable foreign laws. If required by the Committee at the time the Option is exercised, the person entitled to exercise the Option shall furnish evidence satisfactory to the Company to such effect (including a written representation and an indemnification of the Company in the event of any violation of any applicable laws). The Company does not have to issue any shares on the exercise of this Option if there has not been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance.

        6. WITHHOLDING OF TAXES. Upon the exercise of this Option, the Company may require the person entitled to exercise it to pay the Company the amount of any taxes which the Company is required to withhold with respect to the exercise.

        7. NO ASSIGNMENT OR TRANSFER. This Option and all other rights and privileges granted hereby[, and any securities issued on exercise (the "STOCK")] shall not be transferred, either voluntarily or by operation of law except (i) by will or the laws of descent and distribution or (ii) pursuant to a Qualified Domestic Relations Order to the extent permitted by the Committee. If there is any other attempt to transfer this Option or any other right or privilege granted hereby, this Option and all rights and privileges granted hereby shall immediately become null and void and be of no further force or effect.

        8. ADJUSTMENT FOR REORGANIZATIONS, STOCK SPLITS, ETC. If the outstanding shares of Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the Number of Shares, without change in the aggregate purchase price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than fifty percent (50%) of the then outstanding stock of the Company to another corporation, this Option shall terminate; provided, however, that notwithstanding the foregoing, the Committee shall provide in writing in connection with such transaction for the appropriate satisfaction of this Option by one or more of the



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following alternatives (separately or in combinations): (i) for the Option to become immediately exercisable notwithstanding the vesting provisions; (ii) for the assumption by the successor corporation of this Option or the substitution by such corporation therefor of a new option covering the stock of the successor corporation or its subsidiaries with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and this Option shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of this Option.

         Adjustments under this Section 8 will be made by the Committee and its determination as to what adjustments to make will be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

        9. PARTICIPATION IN OTHER COMPANY PLANS. The grant of this Option will not affect any right you might otherwise have to participate in and receive benefits under the then current provisions of any pension, insurance, or profit sharing program of the Company or of any subsidiary of the Company.

        10. NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Option is to be construed as an agreement, express or implied, by the Company or any of its subsidiaries to employ you or contract for your services, nor will it restrict the Company's or such subsidiary's right to discharge you or cease contracting for your services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between you and the Company or any of its subsidiaries.

        11. NO RIGHTS AS A STOCKHOLDER UNTIL ISSUANCE OF STOCK CERTIFICATE. Neither you nor any other person legally entitled to exercise this Option will be entitled to any of the rights or privileges of a stockholder of the Company with respect to any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing the shares shall have been actually issued and delivered.

        12. AGREEMENT SUBJECT TO STOCK OPTION PLAN. This Option is subject to, and the Company and you agree to be bound by, all of the terms and conditions of the Plan, as it may be amended from time to time in accordance with its terms. No amendment to the Plan will adversely affect your rights under this Option in a material manner without your prior written consent.

        13. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the internal substantive laws of the State of Delaware, without regard to the conflict of laws provisions of that or any other State. The Option can only be amended in a writing executed by a duly authorized Executive Officer of the Company.



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